EXHIBIT 99.4

CANADA

CONSOLIDATION	CODIFICATION

Export Development Act	Loi sur le développement des exportations

R.S.C., 1985, c. E-20	L.R.C., 1985, ch. E-20

Current to November 18, 2012	À jour au 18 novembre 2012

Last amended on July 6, 2012	Dernière modification le 6 juillet 2012

Published by the Minister of Justice at the following address:	Publié par le ministre de la Justice à l’adresse suivante :
http://laws-lois.justice.gc.ca	http://lois-laws.justice.gc.ca

OFFICIAL STATUS OF CONSOLIDATIONS

Subsections 31(1) and (2) of the Legislation Revision and Consolidation Act, in force on June 1, 2009, provide as follows:

Published consolidation is evidence

    31. (1) Every copy of a consolidated statute or consolidated regulation published by the Minister under this Act in either print or electronic form is evidence of that statute or regulation and of its contents and every copy purporting to be published by the Minister is deemed to be so published, unless the contrary is shown.

Inconsistencies in Acts

    (2) In the event of an inconsistency between a consolidated statute published by the Minister under this Act and the original statute or a subsequent amendment as certified by the Clerk of the Parliaments under the Publication of Statutes Act, the original statute or amendment prevails to the extent of the inconsistency.

NOTE

This consolidation is current to November 18, 2012. The last amendments came into force on July 6, 2012. Any amendments that were not in force as of November 18, 2012 are set out at the end of this document under the heading “Amendments Not in Force”.

CARACTÈRE OFFICIEL DES CODIFICATIONS

Les paragraphes 31(1) et (2) de la Loi sur la révision et la codification des textes législatifs, en vigueur le 1er juin 2009, prévoient ce qui suit:

    31. (1) Tout exemplaire d’une loi codifiée ou d’un reglement codifié, publié par le ministre en vertu de la présente loi sur support papier ou sur support électronique, fait foi de cette loi ou de ce règlement et de son contenu. Tout exemplaire donné comme publié par le ministre est réputé avoir été ainsi publié, sauf preuve contraire.

Codifications comme élément de preuve

    (2) Les dispositions de la loi d’origine avec ses modifications subséquentes par le greffier des Parlements en vertu de la Loi sur la publication des lois l’emportent sur les dispositions incompatibles de la loi codifiée publiée par le ministre en vertu de la présente loi.

Incompatibilité — lois

NOTE

Cette codification est à jour au 18 novembre 2012. Les dernières modifications sont entrées en vigueur le 6 juillet 2012. Toutes modifications qui n’étaient pas en vigueur au 18 novembre 2012 sont énoncées à la fin de ce document sous le titre « Modifications non en vigueur ».

TABLE OF PROVISIONS

Section		Page
	An Act to establish Export Development Canada and to support and develop trade between Canada and other countries and Canada’s competitiveness in the international market-place

	SHORT TITLE	1

1	Short title	1

	INTERPRETATION	1

2	Definitions	1

	CORPORATION ESTABLISHED	2

3	Corporation established	2
4	Appointment of directors	2
5	Alternate directors	3
6	Chairperson to preside at meetings	3

	COMMITTEES OF THE BOARD	3

7	Executive Committee	3
7.1	Other committees	4

	PRESIDENT	4

8	Appointment of President	4

	SALARIES AND EXPENSES	4

9	Salaries, etc., of directors	4

	PURPOSES AND POWERS	5

10	Purposes	5

	ENVIRONMENTAL EFFECTS	8

10.1	Requirement	8

	CAPITAL AND SHARES	8

11	Authorized capital	8
12	Borrowing	9
13	Loans to Corporation	9
14	Maximum borrowings of Corporation	9
15	Reserves or provisions	10

	BY-LAWS	10

16	By-laws	10

	GENERAL	10

17	Offices	10
18	Agent of Her Majesty	11
19	Terms and conditions	11
20	Staff	11

TABLE ANALYTIQUE

Article		Page
	Loi créant Exportation et développement Canada et visant à soutenir et à développer le commerce entre le Canada et l’étranger ainsi que la capacité concurrentielle du pays sur le marché international

	TITRE ABRÉGÉ	1

1	Titre abrégé	1

	DÉFINITIONS	1

2	Définitions	1

	CONSTITUTION DE LA SOCIÉTÉ	2

3	Dénomination et composition	2
4	Nomination des administrateurs	2
5	Suppléants	3
6	Présidence des réunions	3

	COMITÉS DU CONSEIL	3

7	Comité de direction	3
7.1	Autres comités	4

	PRÉSIDENT	4

8	Nomination	4

	TRAITEMENTS ET INDEMNITÉS	4

9	Traitement des administrateurs	4

	MISSION ET POUVOIRS	5

10	Mission	5

	EFFETS ENVIRONNEMENTAUX	8

10.1	Obligation	8

	CAPITAL-ACTIONS	8

11	Capital autorisé	8
12	Emprunt	9
13	Prêts à la Société	9
14	Plafond	9
15	Réserves ou provisions	10

	RÈGLEMENTS ADMINISTRATIFS	10

16	Règlements administratifs	10

	DISPOSITIONS GÉNÉRALES	10

17	Bureaux et siège social	10
18	Mandataire de Sa Majesté	11
19	Conditions d’exercice des pouvoirs	11
20	Personnel	11

3

Export Development — November 18, 2012

Section		Page

21	Auditor	11
22	Exemption from income tax	11
23	Authorization of the Minister	12
24	Limit of liability	12
24.1	Canadian Environmental Assessment
	Act, 2012	13
24.2	Use of Corporation’s name or initials	13
24.3	Privileged information	14
25	Review	14

	RELATED PROVISIONS	16

	AMENDMENTS NOT IN FORCE	18

Article		Page

21	Vérificateur	11
22	Exemption de l’impôt sur le revenu	11
23	Autorisation du ministre	12
24	Limite de responsabilité	12
24.1	Loi canadienne sur l’évaluation
	environnementale (2012)	13
24.2	Usage des noms et sigles de la Société	13
24.3	Renseignements protégés	14
25	Examen	14

	DISPOSITIONS CONNEXES	16

	MODIFICATIONS NON EN VIGUEUR	18

4

R.S.C., 1985, c. E-20

An Act to establish Export Development Canada and to support and develop trade between Canada and other countries and Canada’s competitiveness in the international market-place

SHORT TITLE

Short title	1. This Act may be cited as the Export Development Act.

R.S., 1985, c. E-20, s. 1; 2001, c. 33, s. 2(F).

INTERPRETATION

Definitions	2. In this Act,

“Board” « conseil »	“Board” means the Board of Directors of the Corporation;

“body corporate” « personne morale »	“body corporate” means an incorporated body wherever or however incorporated; “Chairman” [Repealed, 2001, c. 33, s. 3]

“Chairperson” Version anglaise seulement	“Chairperson” means the Chairperson of the Board;

“Corporation” « Société »	“Corporation” means Export Development Canada, the corporation established by section 3;

“director” « administra- teur »	“director” means a director of the Corporation;

“entity” « entité »

“entity” means a body corporate, a trust, a part- nership, a fund, an unincorporated association or organization, Her Majesty in right of Canada or of a province, an agency of Her Majesty in either of such rights and the government of a foreign country or any political subdivision thereof and any agency thereof;

“Executive Committee” « comité de direction »	“Executive Committee” means the Executive Committee of the Board;

“Minister” « ministre »	“Minister” means such member of the Queen’s Privy Council for Canada as is designated by

L.R.C., 1985, ch. E-20

Loi créant Exportation et développement Canada et visant à soutenir et à développer le commerce entre le Canada et l’étranger ainsi que la capacité concurrentielle du pays sur le marché international

TITRE ABRÉGÉ

1. Loi sur le développement des exportations.	Titre abrégé

L.R. (1985), ch. E-20, art. 1; 2001, ch. 33, art. 2(F).

DÉFINITIONS

2. Les définitions qui suivent s’appliquent à la présente loi.	Définitions

« administrateur » Administrateur de la Société.	« administra- teur » “director”

« biens » Biens de toute nature, meubles ou im- meubles, en droit ou en equity, qu’ils soient si- tués au Canada ou ailleurs. Leur sont assimilés les sommes d’argent, marchandises, droits in- corporels et terres, ainsi que les obligations, servitudes et toute espéce de droits, d’intéręts ou de profits, présents ou futurs, acquis ou éventuels, dans des biens, ou en provenant ou s’y rattachant.

« biens » “property”

« comité de direction » Le comité de direction du conseil.	« comité de direction » “Executive Committee”

« conseil » Le conseil d’administration de la Société.	« conseil » “Board”

« entité » Personne morale, fiducie, société de personnes, fonds, toute organisation ou associa- tion non dotée de la personnalité morale, Sa Majesté du chef du Canada ou d’une province et ses organismes ainsi que le gouvernement d’un pays étranger ou de l’une de ses subdivisions politiques et ses organismes.

« entité » “entity”

Export Development — November 18, 2012

the Governor in Council as the Minister for the purposes of this Act;

“person” « personne »	“person” means a natural person, an entity or a personal representative;

“personal representative” « représentant personnel »

“personal representative” means a person who stands in the place of and represents another person and, without limiting the generality of the foregoing, includes, as the circumstances require, a trustee, an executor, an administrator, a committee, a guardian, a tutor, a curator, an assignee, a receiver, an agent and an attorney of any person;

“President” « président »	“President” means the President of the Corporation;

“property” « biens »

“property” includes money, goods, things in action, land and every description of property, whether real or personal, legal or equitable, and whether situated in Canada or elsewhere, and includes obligations, easements and every description of estate, interest and profit, present and future, vested or contingent, in, arising out of or incident to property;

“security interest” « sûreté »	“security interest” means an interest in or a charge on property by way of mortgage, lien, pledge or otherwise taken to secure the payment or performance of an obligation;

“Vice-Chairman” [Repealed, 2001, c. 33, s. 3]

“Vice- chairperson” Version anglaise seulement	“Vice-chairperson” means the Vice-chairperson of the Board. R.S., 1985, c. E-20, s. 2; 1993, c. 26, s. 2; 2001, c. 33, s. 3.

CORPORATION ESTABLISHED

Corporation established	3. A corporation is established, to be known as Export Development Canada, consisting of a Board of Directors composed of 13 directors, including a Chairperson and a President.

R.S., 1985, c. E-20, s. 3; 2001, c. 33, s. 4; 2010, c. 12, s. 1729.

Appointment of directors

     4.  (1)  Each director, other than the Chair- person and the President, shall be appointed by the Minister, with the approval of the Governor in Council, to hold office during pleasure for a term not exceeding four years that will ensure, as far as possible, the expiration in any one year of the terms of office of not more than one half of the directors.

« ministre » Le membre du Conseil privé de la Reine pour le Canada chargé par le gouverneur en conseil de l’application de la présente loi.	« ministre » “Minister”

« personne » Personne physique, entité ou représentant personnel.	« personne » “person”

« personne morale » Toute personne morale, indépendamment de son lieu ou mode de consti- tution.	« personne morale » “body corporate”

« président » Le président de la Société.	« président » “President”

« représentant personnel » Personne agissant en lieu et place d’une autre, notamment un fiduciaire, un exécuteur testamentaire, un adminis- trateur, un comité, un tuteur, un curateur, un cessionnaire, un séquestre et un mandataire.

« représentant personnel » “personal representative”

« Société » Exportation et développement Canada, la société constituée par l’article 3.	« Société » “Corporation”

« sûreté » Droit ou charge — notamment hypothèque, privilège ou nantissement — grevant des biens pour garantir soit le paiement de dettes, soit l’exécution d’obligations.	« sûreté » “security interest”

L.R. (1985), ch. E-20, art. 2; 1993, ch. 26, art. 2; 2001, ch. 33, art. 3.

CONSTITUTION DE LA SOCIÉTÉ

     3.  Est constituée Exportation et développe- ment Canada, société dotée de la personnalité morale et formée d’un conseil d’administration de treize administrateurs, dont le président du conseil et le président.

Dénomination et composition

L.R. (1985), ch. E-20, art. 3; 2001, ch. 33, art. 4; 2010, ch. 12, art. 1729.

     4.  (1)  Les administrateurs, à l’exception du président du conseil et du président, sont nom- més à titre amovible par le ministre avec l’ap- probation du gouverneur en conseil, pour des mandats respectifs de quatre ans au maximum, ces mandats étant, dans la mesure du possible, échelonnés de manière que leur expiration au cours d’une même année touche au plus la moi- tié des administrateurs.

Nomination des administrateurs

Développement des exportations — 18 novembre 2012

Appointment of Chairperson	(2) The Chairperson shall be appointed by the Governor in Council to hold office during pleasure for such term as the Governor in Council considers appropriate.

Vice- chairperson	(3) The Board shall elect a Vice-chairperson of the Board from among the directors.

R.S., 1985, c. E-20, s. 4; R.S., 1985, c. 1 (4th Supp.), s. 44(E); 2001, c. 33, s. 13(E); 2006, c. 9, s. 254.

Alternate directors

    5.  The Governor in Council may appoint a person to be an alternate director for any director who is selected from among persons employed in the federal public administration and the alternate director so appointed shall act as a director during any period in which the director for whom he is an alternate is, by reason of absence or incapacity, unable to act.

R.S., 1985, c. E-20, s. 5; 2003, c. 22, s. 224(E).

Chairperson to preside at meetings	6. (1) The Chairperson shall preside at meetings of the Board and of the Executive Committee.

Absence, etc., of Chairperson

    (2)  In the event of the absence or incapacity of the Chairperson, or if the office of Chairperson is vacant, the Vice-chairperson shall perform the functions of the Chairperson during the absence, incapacity or vacancy.

Absence, etc., of Chairperson and Vice- chairperson

    (3)  Where the Vice-chairperson is, by reason of circumstances referred to in subsection (2), authorized by that subsection to act as Chairperson but the Vice-chairperson is himself absent or incapacitated or the office of Vice-chairperson is vacant, such of the other directors as are present at a meeting shall, if they constitute a quorum of the Board or of the Executive Committee, select a director to act as Chairperson and the director so selected shall perform the functions of the Chairperson until such time as the Chairperson or Vice-chairperson is available to perform them.

R.S., 1985, c. E-20, s. 6; 2001, c. 33, s. 13(E).

COMMITTEES OF THE BOARD

Executive Committee	7. (1) There shall be an Executive Commit- tee of the Board consisting of the Chairperson and four other directors selected by the Board.

Powers	(2) The Executive Committee may exercise any powers and perform any duties of the Board delegated to it by the Board.

R.S., 1985, c. E-20, s. 7; 2001, c. 33, s. 13(E).

(2) Le gouverneur en conseil nomme le pré- sident du conseil à titre amovible pour le mandat qu’il estime indiqué.	Président du conseil

(3) Le conseil élit un vice-président du conseil en son sein.	Vice-président du conseil

L.R. (1985), ch. E-20, art. 4; L.R. (1985), ch. 1 (4[e] suppl.), art. 44(A); 2001, ch. 33, art. 13(A); 2006, ch. 9, art. 254.

    5.  Le gouverneur en conseil peut nommer un suppléant à tout administrateur choisi au sein de l’administration publique fédérale; le suppléant remplace le titulaire du poste en cas d’absence ou d’empêchement de celui-ci.

L.R. (1985), ch. E-20, art. 5; 2003, ch. 22, art. 224(A).

Suppléants

6. (1) Le président du conseil préside les réunions du conseil et du comité de direction.	Présidence des réunions

(2) En cas d’absence ou d’empêchement du président du conseil ou de vacance de son poste, le vice-président du conseil assume la présidence du conseil.	Absence du président du conseil

    (3)  Si la règle prévue au paragraphe (2) ne peut être observée du fait que le vice-président du conseil est lui-même absent ou empêché ou que son poste est vacant, les autres administrateurs, condition de constituer le quorum du conseil ou du comité de direction, choisissent l’un d’entre eux pour l’exercice temporaire de la présidence du conseil. Leur décision se prend en assemblée.

Autre intérimaire

L.R. (1985), ch. E-20, art. 6; 2001, ch. 33, art. 13(A).

COMITÉS DU CONSEIL

7. (1) Est constitué le comité de direction du conseil, formé du président du conseil et de quatre autres administrateurs choisis par le conseil.	Comité de direction

(2) Le comité de direction exerce les pouvoirs et fonctions que lui délègue le conseil.	Pouvoirs

L.R. (1985), ch. E-20, art. 7; 2001, ch. 33, art. 13(A).

Export Development — November 18, 2012

Other committees	7.1 The Board may establish any other committee and that committee may exercise any powers and perform any duties of the Board delegated to it by the Board. 2001, c. 33, s. 6.

PRESIDENT

Appointment of President	8. (1) The President shall be appointed by the Governor in Council to hold office during pleasure for such term as the Governor in Council considers appropriate.

Management of Corporation vested in President

    (2)  The President is the chief executive officer of the Corporation and has on behalf of the Board the direction and management of the business of the Corporation, with authority to act in the conduct of the business of the Corporation in all matters that are not by this Act or the by-laws of the Corporation specifically re- served to the Board or any committee of the Board.

Absence or incapacity of President

    (3)  In the event of the absence or incapacity of the President, or if the office of President is vacant, the Board shall authorize a director or an officer of the Corporation to act as the President for the time being and shall fix the terms and conditions of his appointment and his re- muneration, but no person so authorized by the Board has authority to act as President for a period exceeding sixty days without the approval of the Governor in Council.

R.S., 1985, c. E-20, s. 8; R.S., 1985, c. 1 (4th Supp.), s. 44(E); 2001, c. 33, s. 7.

SALARIES AND EXPENSES

Salaries, etc., of directors

    9.  (1)  Subject to subsection (2), each of the directors not selected from among persons employed in the federal public administration shall be paid by the Corporation such salary, fees or other remuneration as is fixed by the Governor in Council and each director is entitled to be paid by the Corporation reasonable travel and other expenses incurred by him in the course of his duties under this Act.

Salaries

    (2)  The Chairperson and, if the President is a person other than the Chairperson, the President shall be paid by the Corporation a salary to be fixed by the Governor in Council.

R.S., 1985, c. E-20, s. 9; 2001, c. 33, s. 13(E); 2003, c. 22, s. 224(E).

7.1 Le conseil peut constituer d’autres comi- tés, qui exercent les pouvoirs et fonctions qu’il leur délègue. 2001, ch. 33, art. 6.	Autres comités

PRÉSIDENT

8. (1) Le gouverneur en conseil nomme le président à titre amovible pour le mandat qu’il estime indiqué.	Nomination

    (2)  Le président est le premier dirigeant de la Société; à ce titre, il en assure la direction au nom du conseil. Il est investi à cet effet des pouvoirs qui ne sont pas expressément réservés par la présente loi ou les règlements administra- tifs de la Société au conseil ou à l’un de ses co- mités.

Fonctions

    (3)  En cas d’absence ou d’empêchement du président ou de vacance de son poste, le conseil charge de l’intérim un administrateur ou un di- rigeant de la Société et fixe les conditions de sa nomination et sa rémunération. La durée de l’intérim est, sauf prorogation approuvée par le gouverneur en conseil, limitée à soixante jours.

Absence ou empêchement du président
L.R. (1985), ch. E-20, art. 8; L.R. (1985), ch. 1 (4[e] suppl.), art. 44(A); 2001, ch. 33, art. 7.

TRAITEMENTS ET INDEMNITÉS

    9.  (1)  Sous réserve du paragraphe (2), les administrateurs choisis en dehors de l’adminis- tration publique fédérale reçoivent la rémunération — sous forme de traitement, de rétribution ou sous une autre forme — fixée par le gouver- neur en conseil. Tous les administrateurs ont droit aux frais de déplacement et autres entraî- nés par l’accomplissement des fonctions qui leur sont confiées en application de la présente loi.

Traitement des administrateurs

(2) Le président du conseil et, s’il ne s’agit pas de la même personne, le président reçoivent de la Société le traitement fixé par le gouver- neur en conseil.	Traitement du président du conseil et du président

L.R. (1985), ch. E-20, art. 9; 2001, ch. 33, art. 13(A); 2003, ch. 22, art. 224(A).

Développement des exportations — 18 novembre 2012

PURPOSES AND POWERS

Purposes	10. (1) The Corporation is established for the purposes of supporting and developing, directly or indirectly,

(a) domestic trade and Canadian capacity to engage in that trade and to respond to domestic business opportunities; and

(b) Canada’s export trade and Canadian capacity to engage in that trade and to respond to international business opportunities.

Complementary to commercial products and services

    (1.01)  The Corporation shall carry out its purposes, with respect to domestic trade and domestic business, in a manner that complements the products and services available from commercial financial institutions and commercial insurance providers.

Powers	(1.1) Subject to any regulations that may be made under subsection (6), in carrying out its purposes under subsection (1), the Corporation may

(a) acquire and dispose of any interest in any property by any means;

(b) enter into any arrangement that has the effect of providing, to any person, any insurance, reinsurance, indemnity or guarantee;

(c) enter into any arrangement that has the effect of extending credit to any person or providing an undertaking to pay money to any person;

(d) take any security interest in any property;

(e) prepare, compile, publish and distribute information and provide consulting services;

(f) procure the incorporation, dissolution or amalgamation of subsidiaries;

(g) acquire and dispose of any interest in any entity by any means;

(h)  make any investment or enter into any transaction, including any transaction whose object is the management of portfolio risks, that is necessary or desirable for the financial management of the Corporation;

(i) act as agent for any person or authorize any person to act as agent for the Corporation;

MISSION ET POUVOIRS

10. (1) La Société a pour mission de soutenir et de développer, directement ou indirectement:	Mission

a)  le commerce intérieur ainsi que la capacité du Canada d’y participer et de profiter des débouchés offerts sur le marché intérieur;

b)  le commerce extérieur du Canada ainsi que la capacité du pays d’y participer et de profiter des débouchés offerts sur le marché international.

    (1.01)  En ce qui a trait au commerce et au marché intérieurs, la Société exerce sa mission en complémentarité avec les produits et services offerts par les institutions financières commerciales et les fournisseurs d’assurance commerciaux.

Complémentari- té — produits et services commerciaux

(1.1) Dans le cadre de sa mission mais sous réserve des règlements qui peuvent être pris aux termes du paragraphe (6), la Société peut:	Pouvoirs

a) acquérir et aliéner, par tout moyen, des droits sur des biens;

b) conclure, au profit de toute personne, une entente en matiére d’assurance, de réassurance, d’indemnisation ou de garantie;

c) conclure une entente ayant pour effet d’ouvrir un crédit au profit d’une personne ou comportant un engagement de verser une somme d’argent à une personne;

d) acquérir des droits sur des biens à titre de sûreté;

e) recueillir, analyser, publier et diffuser des renseignements et fournir des services de consultation;

f) obtenir la constitution, la dissolution ou la fusion de filiales;

g) acquérir et aliéner, par tout moyen, des droits sur une entité;

h) faire les placements et effectuer les opérations utiles à sa gestion financière, notamment toute opération ayant pour objectif la gestion de ses risques de portefeuille;

i) agir à titre de mandataire d’une personne ou autoriser une personne à agir à titre de mandataire pour elle;

Export Development — November 18, 2012

(j) take such steps and do all such things as to it appear necessary or desirable to protect the interests of the Corporation; and

(k) generally, do all such other things as are incidental or conducive to the exercise of its powers, the performance of its functions and the conduct of its business.

Use of services and facilities of departments, etc.	(2) In exercising its powers under this Act, the Corporation shall, where appropriate, make use of the services and facilities of departments, boards and agencies of the Government of Canada.

Limit of liability

    (3)  Subject to subsections (3.1) and (4), the contingent liability of the Corporation in respect of the principal amount owing under all outstanding arrangements entered into under paragraph (1.1)(b) shall at no time exceed the greater of

(a) an amount equal to ten times the authorized capital of the Corporation, and

(b) $45,000,000,000.

Appropriation Act	(3.1) The amount referred to in paragraph (3)(b) may be varied in an appropriation Act.

Exclusion

    (4)  The amount of the contingent liability referred to in subsection (3) that the Corporation has insured or reinsured or with respect to which the Corporation has a right, by agreement, to be indemnified shall not be taken into account in calculating the contingent liability under that subsection.

Minister of Finance may prescribe conditions	(5) The Corporation shall, in exercising the powers conferred on it by paragraph (1.1)(h), comply with such conditions of general appli- cation as the Minister of Finance may prescribe.

Regulations	(6) The Governor in Council may, on the recommendation of the Minister and the Minis- ter of Finance, make regulations governing

(a) the disposal by sale or lease of property acquired by the Corporation for the purpose of such disposal;

(b) the entering into by the Corporation of arrangements that

(i) have the effect of

(A) providing, to any person, any insurance, reinsurance, indemnity or guarantee,

j) prendre les mesures qu’elle estime utiles à la protection de ses intérêts;

k) de façon générale, prendre toutes autres mesures utiles à l’exercice de ses attributions et de ses activités.

(2) Dans l’exercice de ses pouvoirs, la Société est tenue, en tant que de besoin, de faire usage des services et installations des ministères ou organismes fédéraux.	Usage des moyens des ministères

    (3)  La dette éventuelle de la Société au titre du principal dû aux termes de toutes les ententes en cours conclues en application de l’alinéa (1.1)b) ne peut à aucun moment être supérieure au plus élevé des montants suivants:

Limite

a) dix fois le capital autorisé de la Société;

b) quarante-cinq milliards de dollars.

(3.1) Une loi de crédits peut modifier le montant visé à l’alinéa (3)b).	Loi de crédits

    (4)  Dans le calcul de la dette visée au para- graphe (3), il n’est pas tenu compte du montant de celle-ci que la Société a assuré ou réassuré ou au titre duquel elle a conclu un accord lui donnant droit à une indemnité.

Exclusion

(5) La Société est tenue, dans l’exercice des pouvoirs qui lui sont conférés par l’alinéa (1.1)h), de respecter les conditions générales que peut fixer le ministre des Finances.	Conditions du ministre des Finances

(6) Le gouverneur en conseil peut, par règle- ment pris sur recommandation du ministre et du ministre des Finances, régir:	Règlements

a) la cession par vente ou bail de biens acquis par la Société dans l’intention de les céder;

b)  la conclusion par la Société, au profit de quelque personne que ce soit, d’ententes — en matière soit d’assurance, de réassurance, d’indemnisation ou de garantie, soit d’ouverture de crédit ou d’engagement de verser une somme d’argent — visant des opérations non liées, directement ou indirectement, à l’ex-

Développement des exportations — 18 novembre 2012

(B) extending credit to any person, or

(C) providing an undertaking to pay money to any person, and

(ii) are made in respect of transactions not relating, directly or indirectly, to the carrying on of business or other activities outside Canada;

(c)  the entering into by the Corporation of arrangements that have the effect of extend- ing credit to a person in respect of the acqui- sition by that person of any interest, other than a security interest, in any entity;

(d)  the entering into by the Corporation of arrangements that have the effect of providing to a person any insurance, indemnity or guarantee, in respect of the financing, by that person, of an acquisition by another person of any interest, other than a security interest, in any entity;

(e) the provision by the Corporation of con- sulting services on a fee basis; and

(f) the acquisition by the Corporation of any interest, other than a security interest or an interest resulting from the realization of a security interest, in any entity.

Approval

    (7)  For greater certainty, the regulations made pursuant to subsection (6) may specify that certain transactions or classes of transactions of the Corporation require the approval of the Minister, the Minister jointly with the Minister of Finance, or the Governor in Council and, where so specified, the Minister, the Minister jointly with the Minister of Finance, or the Governor in Council is authorized to give that approval.

Publication of proposed regulations

    (8)  Subject to subsection (9), the Minister shall cause to be published in the Canada Gazette at least sixty days before the proposed effective date thereof a copy of every regulation that the Governor in Council proposes to make under this Act and a reasonable opportunity shall be afforded to interested persons to make representations with respect thereto.

Exceptions	(9) The Minister is not required to cause to be published a proposed regulation if the proposed regulation

(a) has been published pursuant to subsection (8) whether or not it has been amended ploitation d’une entreprise ou à l’exercice d’autres activités à l’étranger;

c) la conclusion par la Société d’ententes ayant pour effet d’ouvrir un crédit au profit d’une personne en vue de l’acquisition par celle-ci de droits sur une entité autres que des sûretés;

d)  la conclusion par la Société d’ententes en matière d’assurance, d’indemnisation ou de garantie au profit d’une personne visant le financement par celle-ci de l’acquisition par une autre personne de droits sur une entité autres que des sûretés;

e) la fourniture par la Société de services de consultation à titre onéreux;

f) l’acquisition par la Société de droits sur une entité autres que des sûretés ou des droits découlant de la réalisation de sûretés.

    (7)  Il est entendu que les règlements d’appli- cation du paragraphe (6) peuvent prévoir que certaines opérations ou catégories d’opérations de la Société sont subordonnées à l’agrément du ministre, donné par lui seul ou conjointement avec le ministre des Finances, ou à celui du gouverneur en conseil; le cas échéant, ces autorités sont habilitées à procéder à l’agré- ment.

Agrément

    (8)  Sous réserve du paragraphe (9), le mi- nistre publie dans la Gazette du Canada, au moins soixante jours avant la date envisagée pour son entrée en vigueur, tout règlement que le gouverneur en conseil se propose de prendre en vertu de la présente loi, étant entendu que tout intéressé doit avoir la possibilité de présenter des observations à ce sujet.

Publication des règlements envisagés

(9) Le ministre n’est pas tenu de publier le projet du règlement qui:	Exceptions

a) a été publié en application du paragraphe (8), qu’il ait ou non été modifié à la suite d’observations présentées par les intéressés;

Export Development — November 18, 2012

as a result of representations made by inter- ested persons as provided in that subsection; or

(b) in the opinion of the Minister, makes no material substantive change in an existing regulation.

R.S., 1985, c. E-20, s. 10; 1993, c. 26, s. 4; 2001, c. 33, s. 8; 2009, c. 2, s. 260; 2010, c. 12, s. 1831.

ENVIRONMENTAL EFFECTS

Requirement

    10.1  (1)  Before entering, in the exercise of its powers under subsection 10(1.1), into a transaction that is related to a project, the Cor- poration must determine, in accordance with the directive referred to in subsection (2),

(a) whether the project is likely to have ad- verse environmental effects despite the im- plementation of mitigation measures; and

(b) if such is the case, whether the Corpora- tion is justified in entering into the transac- tion.

Directive	(2) The Board shall issue a directive respecting the determination referred to in subsection (1), which directive may

(a)  define the words and expressions that the Board considers necessary for the application of that subsection, including the words and expressions “transaction”, “project”, “adverse environmental effects” and “mitigation measures”;

(b) establish the criteria that the Corporation must apply in making the determination; and

(c) establish exceptions specifically or by any class, as defined by the Board, to the Corporation’s obligation to make the deter- mination.

Statutory Instruments Act	(3) The directive is not a statutory instrument for the purposes of the Statutory Instruments Act.

2001, c. 33, s. 9.

CAPITAL AND SHARES

Authorized capital	11. (1) The authorized capital of the Corporation is $3,000,000,000 divided into 30 million shares of the par value of $100 each.

Subscription and payment for shares	(2) Where the Board recommends that the Minister subscribe for unissued shares of the

b) n’apporte, à son avis, aucune modification de fond importante à la réglementation existante.

L.R. (1985), ch. E-20, art. 10; 1993, ch. 26, art. 4; 2001, ch. 33, art. 8; 2009, ch. 2, art. 260; 2010, ch. 12, art. 1831.

EFFETS ENVIRONNEMENTAUX

    10.1  (1)  Avant de procéder, dans l’exercice des pouvoirs que le paragraphe 10(1.1) lui confère, à une opération qui se rapporte à un projet, la Société est tenue de décider, en conformité avec la directive visée au paragraphe (2):

Obligation

a) si le projet aura probablement des effets environnementaux négatifs malgré l’application de mesures d’atténuation; b) le cas échéant, si elle est justifiée de procéder à l’opération.

(2) Le conseil établit une directive qui régit la décision visée au paragraphe (1). Il peut:	Directive

a)  y définir, pour l’application de celui-ci, les termes qu’il estime nécessaires, notamment les termes « opération », « projet », « effets environnementaux négatifs » et « mesures d’atténuation »;

b)  y fixer les critères sur lesquels la Société se fonde pour prendre la décision;

c)  y prévoir, nommément ou selon les catégories qu’il définit, les exceptions à l’obligation de décision de la Société.

(3) La directive n’est pas un texte réglementaire pour l’application de la Loi sur les textes réglementaires.	Loi sur les textes réglementaires

2001, ch. 33, art. 9.

CAPITAL-ACTIONS

11. (1) Le capital autorisé de la Société, de trois milliards de dollars, est réparti en trente millions d’actions d’une valeur nominale de cent dollars chacune.	Capital autorisé

(2) Le ministre peut, sur recommandation du conseil et avec l’agrément du ministre des Finances,	Souscription et paiement des actions

Développement des exportations — 18 novembre 2012

Corporation, the Minister may, if the Minister of Finance concurs, subscribe at par for such number of shares as he considers desirable and the amount of each subscription shall be paid to the Corporation out of the Consolidated Revenue Fund at such times and in such amounts as the Board requires.

Shares not transferable	(3) The shares of the capital stock of the Corporation are not transferable and shall be held in trust for Her Majesty.

R.S., 1985, c. E-20, s. 11; 2009, c. 2, s. 261.

Borrowing	12. The Corporation may borrow money by any means, including issuing and selling bonds, debentures, notes and other evidences of indebtedness of the Corporation.

R.S., c. E-18, s. 12; 1980-81-82-83, c. 163, s. 7; 1984, c. 31, s. 14.

Loans to Corporation	13. At the request of the Corporation, the Minister of Finance may, out of the Consolidated Revenue Fund, lend money to the Corporation on such terms and conditions as are fixed by him.

R.S., c. E-18, s. 13.

Maximum borrowings of Corporation	14. (1) The aggregate amount of borrowings of the Corporation pursuant to sections 12 and 13 and outstanding shall at no time exceed an amount equal to fifteen times the aggregate of

(a) the paid-in capital of the Corporation, and

(b)  the retained earnings of the Corporation, determined in accordance with the most recent statements of accounts of the Corporation for a financial year that have been audited by the Auditor General of Canada.

Calculation of maximum borrowings	(2) For the purpose of calculating the aggregate amount of outstanding borrowings of the Corporation under subsection (1),

(a) accumulated deficits, and

(b) the retained earnings of the Corporation, where the Corporation and its auditor are unable to agree on the amount of the retained earnings,

shall not be taken into account.

R.S., 1985, c. E-20, s. 14; 1993, c. 26, s. 5.

souscrire à leur valeur nominale, parmi les actions non émises de la Société, le nombre d’actions qu’il estime indiqué. Le montant de la souscription est versé à la Société, sur le Trésor, au fur et à mesure des besoins du conseil.

(3) Les actions de la Société sont incessibles et détenues en fiducie pour le compte de Sa Majesté.	Incessibilité

L.R. (1985), ch. E-20, art. 11; 2009, ch. 2, art. 261.

12. La Société peut contracter des emprunts par tout moyen, y compris l’émission et la vente de titres de créance, notamment obligations, débentures et effets de commerce.	Emprunt

S.R., ch. E-18, art. 12; 1980-81-82-83, ch. 163, art. 7; 1984, ch. 31, art. 14.

13. Sur demande de la Société, le ministre des Finances peut, aux conditions qu’il fixe, lui consentir des prêts sur le Trésor.	Prêts à la Société

S.R., ch. E-18, art. 13.

14. (1) Le total non remboursé des emprunts contractés par la Société en application des articles 12 et 13 ne peut à aucun moment être plus de quinze fois supérieur à la somme des éléments suivants:	Plafond

a) son capital versé;

b) le montant des bénéfices non répartis fi- gurant aux derniers états financiers annuels examinés par le vérificateur général du Canada.

(2) Dans le calcul du total non remboursé des emprunts, il n’est pas tenu compte des:	Calcul du plafond

a) déficits accumulés; b) bénéfices non répartis de la Société, dans le cas où elle ne s’entend pas avec son vérificateur sur le montant de ceux-ci.

L.R. (1985), ch. E-20, art. 14; 1993, ch. 26, art. 5.

Export Development — November 18, 2012

Reserves or provisions	15. The Corporation may establish one or more reserves or provisions out of which may be paid any losses sustained by the Corporation in the conduct of its business.

R.S., c. E-18, s. 15; 1980-81-82-83, c. 47, s. 14.

BY-LAWS

By-laws	16. The Board may make by-laws

(a)  for the regulation of its proceedings, in- cluding the delegation of any of its powers and duties to any committee of the Board and the fixing of quorums for meetings of the Board and any committee of the Board;

(b) prescribing the duties of any officers and employees of the Corporation;

(c) delegating to the President the conduct of any business of the Board;

(d)  delegating, subject to any terms and con- ditions specified in the by-laws and despite any delegation of such authority to any committee of the Board, to any one or more officers of the Corporation, jointly or severally, any authority to authorize the Corporation to exercise a power under this Act that is given specifically to the Board by any provision of this Act;

(d.1) respecting

(i) the establishment, management and administration of a pension plan for the officers and employees of the Corporation and their dependants,

(ii) the contributions to be made by the Corporation to the associated pension fund,

(iii) the provision of benefits under the pension plan,

(iv) the payment of pensions, and

(v) the investment of the assets of the fund; and

(e) generally, for the conduct and manage- ment of its activities.

R.S., 1985, c. E-20, s. 16; 2001, c. 33, s. 10.

GENERAL

Offices	17. (1) The Corporation may establish offices in and outside Canada, and the Corporation’s head office shall be in the National Capital

15. La Société peut constituer des réserves ou provisions et y imputer les pertes qu’elle subit dans l’exercice de ses activités.	Réserves ou provisions

S.R., ch. E-18, art. 15; 1980-81-82-83, ch. 47, art. 14.

RÈGLEMENTS ADMINISTRATIFS

16. Le conseil peut, par règlement administratif:	Règlements administratifs

a)  régir la conduite de ses travaux, notam- ment la délégation de pouvoirs et fonctions à ses comités, et la fixation du quorum de ses réunions et de celles de ses comités;

b)  définir les tâches des dirigeants et em- ployés de la Société;

c)  déléguer au président certaines de ses tâches;

d)  déléguer à un ou plusieurs dirigeants de la Société, conditionnellement ou non et à titre individuel ou collectif, tout pouvoir d’autori- sation que lui confère la présente loi à l’égard de la Société, même si le pouvoir a déjà été délégué à l’un des comités du conseil;

d.1)  régir la création, la gestion et l’adminis- tration d’un régime de retraite pour les diri- geants et les employés de la Société et les personnes à leur charge, les contributions à verser par la Société à la caisse de retraite du régime, l’attribution de prestations au titre du régime, le paiement de pensions et le placement des actifs de la caisse;

e)  de façon générale, régir ses activités.

L.R. (1985), ch. E-20, art. 16; 2001, ch. 33, art. 10.

DISPOSITIONS GÉNÉRALES

17. (1) La Société peut constituer des bu- reaux au Canada et ŕ l’étranger. Son siêge so- cial est fixé dans la région de la capitale nationale	Bureaux et siège social

Développement des exportations — 18 novembre 2012

Region as described in the schedule to the National Capital Act.

Approval	(2) The Corporation shall obtain the ap- proval of the Minister and the Minister of Foreign Affairs before establishing any office outside Canada.

Conditions	(3) The approval may be of a limited duration and may be subject to conditions.

Revocation

(4)  Either the Minister or the Minister of Foreign Affairs may, if he or she considers it appropriate, revoke the approval by giving notice to the Corporation of the revocation and of its effective date.

R.S., 1985, c. E-20, s. 17; 1993, c. 26, s. 6; 2010, c. 12, s. 1832.

Agent of Her Majesty	18. The Corporation is for all purposes an agent of Her Majesty in right of Canada.

R.S., c. E-18, s. 18; 1984, c. 31, s. 14.

Terms and conditions	19. The Board may, subject to this Act and any by-law of the Board, determine the terms and conditions on which the Corporation may exercise any power under this Act.

R.S., 1985, c. E-20, s. 19; 1993, c. 26, s. 7.

Staff

20.  The Corporation may employ such officers and employees and such consultants and advisers as it deems necessary to carry out its purposes and shall fix the terms and conditions of their employment and their remuneration, which shall be paid by the Corporation.

R.S., c. E-18, s. 20.

Auditor	21. (1) The Auditor General of Canada is the auditor of the Corporation.

Report re directive

(2)  As auditor of the Corporation, the Auditor General must, at least once every five years, audit the design and the implementation of the directive referred to in subsection 10.1(2) and submit a report on the audit to the Board and to the Minister. The Auditor General must submit the report to each House of Parliament on any of the first thirty days on which it is sitting after the report is completed.

R.S., 1985, c. E-20, s. 21; 2001, c. 33, s. 11.

Exemption from income tax	22. Section 27 of the Income Tax Act does not apply to the Corporation.

R.S., c. E-18, s. 22; 1970-71-72, c. 43, s. 3, c. 63, s. 4.

définie á l’annexe de la Loi sur la capitale nationale.

(2) La constitution de tout bureau á l’étranger est subordonnée á l’agrément du ministre et du ministre des Affaires étrangères.	Agrément

(3) L’agrément peut être de durée limitée et assorti de conditions.	Conditions

(4) Le ministre ou le ministre des Affaires étrangères peut, s’il l’estime indiqué, révoquer l’agrément en donnant á la Société un avis précisant la date de prise d’effet de la révocation.	Révocation

L.R. (1985), ch. E-20, art. 17; 1993, ch. 26, art. 6; 2010, ch. 12, art. 1832.

18. La Société est mandataire de Sa Majesté du chef du Canada.	Mandataire de Sa Majesté

S.R., ch. E-18, art. 18; 1984, ch. 31, art. 14.

19. Le conseil peut, sous réserve des autres dispositions de la présente loi et de ses règlements administratifs, fixer les conditions d’exercice des pouvoirs de la Société prévus par la présente loi.	Conditions d’exercice des pouvoirs

L.R. (1985), ch. E-20, art. 19; 1993, ch. 26, art. 7.

20.  La Société peut engager le personnel ainsi que les experts et autres conseillers qu’elle estime nécessaires á la réalisation de sa mission; elle définit leurs conditions d’emploi et fixe et verse leur rémunération.

Personnel

S.R., ch. E-18, art. 20.

21. (1) Le vérificateur général du Canada est le vérificateur de la Société.	Vérificateur

(2)  À ce titre, il est tenu, au moins une fois tous les cinq ans, de vérifier la directive visée au paragraphe 10.1(2) et sa mise en œuvre et de présenter un rapport au conseil et au ministre. Il fait déposer le rapport devant chaque chambre du Parlement dans les trente premiers jours de séance de celle-ci suivant son achèvement.

Rapport sur la directive

L.R. (1985), ch. E-20, art. 21; 2001, ch. 33, art. 11.

22. L’article 27 de la Loi de l’impôt sur le revenu ne s’applique pas á la Société.	Exemption de l’impôt sur le revenu

S.R., ch. E-18, art. 22; 1970-71-72, ch. 43, art. 3, ch. 63, art. 4.

Export Development — November 18, 2012

Authorization of the Minister

    23.  (1)  Where the Corporation advises the Minister that it will not, without an authoriza- tion made pursuant to this section, enter into any transaction or class of transactions that it has the power to enter into under paragraphs 10(1.1)(a) to (e) or (i) to (k) and the Minister is of the opinion that it is in the national interest that the Corporation enter into any such transaction or class of transactions, the Minister, with the concurrence of the Minister of Finance, may authorize the Corporation to do so.

Amendment without authorization

    (2)  The Corporation may amend any agreement entered into pursuant to an authorization of the Minister made under subsection (1), without further authorization of the Minister, if the amendment in no way results in the agreement being inconsistent with the Minister’s au- thorization.

Moneys required to discharge obligations to be paid out of C.R.F.

    (3)  All moneys required by the Corporation to discharge its obligations under any transaction entered into under this section shall be paid to the Corporation by the Minister of Finance out of the Consolidated Revenue Fund.

Separate account

    (4)  The Corporation shall maintain a sepa- rate account of all moneys received by way of receipts and recoveries, and of all disburse- ments made, in connection with all transactions entered into under this section and shall, subject to subsections (5) and (6), pay to the Receiver General all such receipts and recoveries.

Expenses and overhead

    (5)  The Minister of Finance may authorize the Corporation to retain from any receipts and recoveries described in subsection (4) such part thereof as the Minister of Finance considers to be required to meet the expenses and overhead of the Corporation arising out of transactions described in that subsection.

Financial management

    (6)  The Minister, with the concurrence of the Minister of Finance, may authorize the Cor- poration to make any investment or enter into any transaction or any class of transactions — including the forgiveness in whole or in part of any debt or obligation — that is necessary or desirable for the management of assets and liabilities arising out of any transaction that may be entered into under this section.

R.S., 1985, c. E-20, s. 23; 1993, c. 26, s. 8; 2010, c. 12, s. 1833.

Limit of liability	24. (1) Subject to subsection (2), in respect of transactions entered into under section 23,

    23.  (1)  Lorsque la Société l’informe qu’elle ne procédera pas, sans l’autorisation prévue au présent article, à une opération ou catégorie d’opérations qu’elle a le pouvoir d’effectuer aux termes des alinéas 10(1.1)a) à e) ou i) à k), le ministre, s’il estime que cela servirait l’intérêt national peut, avec le consentement du ministre des Finances, lui accorder cette autorisation.

Autorisation du ministre

    (2)  La Société peut modifier tout accord conclu par suite de cette autorisation sans une nouvelle autorisation du ministre à condition que la modification ne rende pas l’accord in- compatible avec l’autorisation.

Modification sans autorisation

(3) Les fonds dont la Société a besoin pour s’acquitter des obligations découlant des opérations effectuées au titre du présent article lui sont versés par le ministre des Finances sur le Trésor.	Prélèvements sur le Trésor

    (4)  La Société tient un compte distinct tant des recettes et recouvrements que des déboursés afférents aux opérations effectuées au titredu présent article et, sous réserve des paragraphes (5) et (6), verse les fonds perçus au receveur général.

Compte distinct

    (5)  Le ministre des Finances peut autoriser la Société à retenir sur ces recettes et recouvrements les sommes qu’il estime nécessaires pour couvrir les dépenses et les frais généraux affé- rents à ces opérations.

Dépenses et frais généraux

    (6)  Le ministre peut, avec le consentement du ministre des Finances, autoriser la Société à effectuer les placements ou les opérations ou catégories d’opérations qui sont utiles à la ges- tion des éléments d’actif ou de passif découlant des opérations qui peuvent être effectuées au titre du présent article, notamment renoncer totalement ou partiellement à une créance.

Gestion financière

L.R. (1985), ch. E-20, art. 23; 1993, ch. 26, art. 8; 2010, ch. 12, art. 1833.

24. (1) Pour ce qui est des opérations visées à l’article 23, la somme des éléments ci-après	Limite de responsabilité

Développement des exportations — 18 novembre 2012

the total of the following shall at no time ex- ceed $20,000,000,000:

(a) the contingent liability of the Corporation in respect of the principal amount owing under all outstanding arrangements giving rise to contingent liabilities,

(b)  the obligation of the Corporation to advance funds in respect of any outstanding arrangement that has the effect of extending credit or to pay money to any person in respect of any outstanding arrangement, and

(c) the outstanding principal amount of obligations owed to the Corporation in respect of any arrangement that has the effect of extending credit.

Exclusion	(2) The amount of

(a) the contingent liability referred to in paragraph (1)(a) that the Corporation has insured or reinsured or with respect to which the Corporation has a right, by agreement, to be indemnified, and

(b)  the obligations referred to in paragraphs (1)(b) and (c) that the Corporation has sold, assigned or otherwise transferred on a non- recourse basis shall not be taken into account in calculating the total liabilities and obligations under sub- section (1).

R.S., 1985, c. E-20, s. 24; 1993, c. 26, s. 8; 2009, c. 2, s. 262.

Canadian Environmental Assessment Act, 2012

    24.1  Section 68 of the Canadian Environ- mental Assessment Act, 2012 does not apply when the Minister or the Minister of Finance exercises a power or performs a duty or function under this Act or any regulation made under it, or exercises a power of authorization or approval with respect to the Corporation under any other Act of Parliament or any regulation made under it.

2001, c. 33, s. 12; 2012, c. 19, s. 57.

Use of Corporation’s name or initials

    24.2  (1)  Except with the written consent of the Corporation, no person shall in any prospectus or advertisement, or for any other business purpose, use the following names and initials: “Export Development Canada”, “Exportation et développement Canada”, “Export Development Corporation”, “Société pour l’expansion des exportations”, “E.D.C.”, “EDC”, “S.E.E.” and “SEE”.

ne peut à aucun moment dépasser vingt mil- liards de dollars:

a)  la dette éventuelle de la Société au titre du principal encore impayé dans le cadre des ententes correspondantes qui sont en cours;

b)  les obligations que la Société a contractées, dans le cadre d’ententes qui sont en cours, d’avancer une somme d’argent au titre d’une ouverture de crédit ou de verser une somme d’argent á une personne;

c)  le principal encore impayé des créances de la Société dans le cadre d’ententes d’ouverture de crédit.

(2) Dans le calcul de la somme des éléments visés au paragraphe (1), il n’est pas tenu compte du montant:	Exclusions

a)  des dettes éventuelles visées á l’alinéa (1)a) que la Société a assurées ou réassurées ou au titre desquelles elle a conclu un accord lui donnant droit à une indemnité;

b)  des obligations visées á l’alinéa (1)(b) et des créances visées á l’alinéa (1)c) que la Société a transférées sans recours, notamment par vente ou par cession.

L.R. (1985), ch. E-20, art. 24; 1993, ch. 26, art. 8; 2009, ch. 2, art. 262.

    24.1  L’article 68 de la Loi canadienne sur l’évaluation environnementale (2012) ne s’ap- plique pas dans les cas où le ministre ou le ministre des Finances exercent soit une attribution sous le régime de la présente loi, soit, relative- ment á la Société, tout pouvoir d’autorisation ou d’approbation sous le régime d’une autre loi fédérale.

Loi canadienne sur l’évaluation environnemen- tale (2012)

2001, ch. 33, art. 12; 2012, ch. 19, art. 57.

    24.2  (1)  Il est interdit à toute personne de se servir dans un prospectus ou un texte publici- taire ou à toute autre fin commerciale, sans le consentement écrit de la Société, des noms et sigles suivants: « Exportation et développement Canada », « Export Development Canada », « Société pour l’expansion des exportations », « Export Development Corporation »,

Usage des noms et sigles de la Société

Export Development — November 18, 2012

Offence	(2) A person who contravenes subsection (1) is guilty of an offence and liable on summary conviction to a fine not exceeding $10,000 or to imprisonment for a term not exceeding six months, or to both.

2001, c. 33, s. 12.

Privileged information

    24.3  (1)  Subject to subsection (2), all infor- mation obtained by the Corporation in relation to its customers is privileged and a director, officer, employee or agent of, or adviser or consultant to, the Corporation must not knowingly communicate, disclose or make available the information, or permit it to be communicated, disclosed or made available.

Authorized disclosure	(2) Privileged information may be commu- nicated, disclosed or made available

(a) for the purpose of the administration or enforcement of this Act and legal proceedings related to it;

(b) for the purpose of prosecuting an offence under this Act or any other Act of Parliament;

(c) to the Minister of National Revenue solely for the purpose of administering or enforcing the Income Tax Act or the Excise Tax Act; or

(d) with the written consent of the person to whom the information relates.

2006, c. 9, s. 179.

Review

    25.  (1)  Five years after the coming into force of this section and every ten years thereafter, the Minister shall cause a review of the provisions and operation of this Act to be undertaken in consultation with the Minister of Finance.

Report to Parliament	(2) The Minister shall, within one year after causing a review to be undertaken pursuant to subsection (1), submit a report on the review to Parliament.

Study	(3) Each report submitted to Parliament pur- suant to subsection (2) shall be reviewed by such committee of the Senate and of the House of Commons or such joint committee as is des-

« E.D.C. », « EDC », « S.E.E. » et « SEE ».

    (2)  Quiconque contrevient au paragraphe (1) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de 10 000$ et un emprisonnement maximal de six mois, ou l’une de ces peines.

Infraction

2001, ch. 33, art. 12.

    24.3  (1)  Sous réserve du paragraphe (2), les renseignements recueillis par la Société sur ses clients sont confidentiels et aucun administrateur, dirigeant, mandataire, conseiller, expert ou employé de celle-ci ne peut sciemment les communiquer ou les laisser communiquer ou y donner accès ou permettre à quiconque d’y donner accès.

Renseignements protégés

(2) La communication des renseignements protégés et l’accès à ceux-ci sont autorisés dans les cas suivants:	Communication autorisée

a)  ils sont destinés à l’application ou à l’exé- cution de la présente loi et des procédures judiciaires qui s’y rapportent;

b)  ils sont destinés aux poursuites intentées en vertu de la présente loi ou de toute autre loi fédérale;

c)  ils sont destinés au ministre du Revenu national uniquement pour l’administration ou l’application de la Loi de l’impôt sur le reve- nu ou de la Loi sur la taxe d’accise;

d)  ils sont communiqués avec le consentement écrit de la personne à laquelle ils se rapportent.

2006, ch. 9, art. 179.

    25.  (1)  À la fin des cinq années suivant l’entrée en vigueur du présent article — et ce ensuite tous les dix ans —, le ministre est tenu de faire effectuer un examen des dispositions et de l’application de la présente loi en consulta- tion avec le ministre des Finances.

Examen

(2) Le ministre présente un rapport de l’exa- men prévu au paragraphe (1) au Parlement dans l’année suivant la date à laquelle il a ordonné cet examen.	Rapport au Parlement

(3) Les comités du Sénat et de la Chambre des communes ou mixtes chargés d’étudier les	Étude

Développement des exportations — 18 novembre 2012

ignated or established for the purpose of reviewing such report.

R.S., 1985, c. E-20, s. 25; 1993, c. 26, s. 8.

rapports visés au présent article procèdent à leur examen.

L.R. (1985), ch. E-20, art. 25; 1993, ch. 26, art. 8.

Export Development — November 18, 2012

RELATED PROVISIONS

— 1993, c. 26, s. 9

Transitional

    9.  (1)  Transactions entered into under sections 24, 29, 33, 34 and 39 of the Export Development Act, as those provisions read immediately before the coming into force of section 8 of this Act, are deemed to have been entered into under section 10 of that Act, as amended by section 4 of this Act.

Idem

    (2)  Transactions entered into under sections 27, 31 and 35 of the Export Development Act, as those provisions read immediately before the coming into force of section 8 of this Act, are deemed to have been entered into under section 23 of that Act, as enacted by section 8 of this Act.

— 2001, c. 33, ss. 14 to 17

Powers, duties and functions

    14.  Wherever, under any Act of Parliament, any instrument made under an Act of Parliament or any contract, lease, licence or other document, a power, duty or function is vested in or exercisable by the Export Development Corporation, that power, duty or function is vested in or exercisable by Export Development Canada.

— 2001, c. 33, ss. 14 to 17

References

    15.  Every reference to the Export Development Corporation in any deed, contract or other document executed by the Export Development Corporation in its own name shall, unless the context otherwise requires, be read as a reference to Export Development Canada.

— 2001, c. 33, ss. 14 to 17

Rights and obligations transferred

    16.  All rights and property of the Export Development Corporation, rights and property held in its name or held in trust for it and all its obligations and liabilities are deemed to be rights, property, obligations and liabilities of Export Development Canada.

— 2001, c. 33, ss. 14 to 17

Continuation of legal proceedings

    *17.  Any legal proceeding to which the Export Development Corporation is party pending in any court immediately before the day on which this section comes into force may be continued by or against Export Development Canada in the same manner and to the same extent as it could have been continued by or against the Export Development Corporation.

* [Note: Section 17 in force December 21, 2001, see SI/2002-15.]

— 2009, c. 2, ss. 263(2), (3)

Extension	263. (2) The Governor in Council may, by order, extend the period referred to in subsection (1).

Arrangement entered into before repeal	(3) The repeal of paragraph 10(1)(a) of the Act, as enacted by subsection 260(1), has no effect on any arrangement Export Development Canada entered

DISPOSITIONS CONNEXES

— 1993, ch. 26, art. 9

    9.  (1)  Les opérations effectuées en application des articles 24, 29, 33, 34 et 39 de la Loi sur l’expansion des exportations avant l’entrée en vigueur de l’article 8 de la présente loi sont réputées avoir été effectuées en application de l’article 10 de la première loi dans sa version modifiée par l’article 4 de la présente loi.

Dispositions transitoires

   (2)  Les opérations effectuées en application des articles 27, 31 et 35 de la Loi sur l’expansion des exportations avant l’entrée en vigueur de l’article 8 de la présente loi sont réputées avoir été effectuées en application de l’article 23 de la première loi dans sa version édictée par l’article 8 de la présente loi.

Idem

— 2001, ch. 33, art. 14 à 17

    14.  Les attributions conférées, sous le régime d’une loi fédérale ou au titre d’un contrat, bail, permis ou autre document, à la Société pour l’expansion des exportations sont exercées par Exportation et développement Canada.

Transfert d’attributions

— 2001, ch. 33, art. 14 à 17

    15.  Sauf indication contraire du contexte, dans les contrats, actes et autres documents signés sous son nom par la Société pour l’expansion des exportations, toute mention de cette dernière vaut mention d’Exportation et développement Canada.

Mentions

— 2001, ch. 33, art. 14 à 17

    16.  Les droits et biens de la Société pour l’expansion des exportations, ceux qui sont détenus en son nom ou en fiducie pour elle, ainsi que ses obligations et engagements sont réputés être ceux d’Exportation et développement Canada.

Transfert des droits et obligations

— 2001, ch. 33, art. 14 à 17

    *17.  Exportation et développement Canada prend la suite de la Société pour l’expansion des exportations, au même titre et dans les mêmes conditions que celle-ci, comme partie aux procédures judiciaires en cours à la date d’entrée en vigueur du présent article et auxquelles la Société pour l’expansion des exportations est partie.

Procédures judiciaires en cours

* [Note : Article 17 en vigueur le 21 décembre 2001, voir TR/2002-15.]

— 2009, ch. 2, par. 263(2) et (3)

263. (2) Le gouverneur en conseil peut, par décret, proroger ce délai.	Prorogation

(3) L’abrogation de l’alinéa 10(1)a) de la même loi, édicté par le paragraphe 260(1), n’a aucune incidence sur les ententes qu’Exportation et développe-	Ententes conclues avant l’abrogation

16

Développement des exportations — 18 novembre 2012

into in order to carry out its purpose referred to in that paragraph. Despite the repeal, Export Development Canada may take any steps and do anything that it considers necessary or desirable to implement the arrangement or that it considers related to the arrangement.

ment Canada a conclues dans l’exercice du volet de sa mission prévu à cet alinéa. Malgré cette abrogation, Exportation et développement Canada peut prendre toute mesure qu’elle estime utile à la mise en œuvre de ces ententes ou qu’elle estime liée à celles-ci.

Export Development — November 18, 2012

AMENDMENTS NOT IN FORCE

— 2009, c. 2, s. 263(1) [in force but has not yet had its effect]

Repeal	263. (1) Paragraph 10(1)(a) and subsection 10(1.01) of the Act, as enacted by subsection 260(1), are repealed two years after the day on which they come into force.

MODIFICATIONS NON EN VIGUEUR

— 2009, ch. 2, par. 263(1) [en vigueur mais n’a pas encore eu son effet]

263. (1) L’alinéa 10(1)a) et le paragraphe 10(1.01) de la même loi, édictés par le paragraphe 260(1), sont abrogés deux ans après leur entrée en vigueur.	Abrogation